UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (the “Company”) held its Annual Meeting of Stockholders on May 13, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all ten director nominees, whose names appear below, to serve until the Company’s 2026 Annual Meeting of Stockholders, (ii) approved ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025 (“Auditor Ratification”), and (iii) approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation (“Say-on-Pay”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	Broker Non-Votes
Sherry Barrat	206,454,344	8,489,745	425,479	14,944,264
Deborah Caplan	211,809,136	3,135,253	425,179	14,944,264
Teresa Clarke	214,366,799	657,966	344,803	14,944,264
John Coldman	211,431,241	3,582,095	356,232	14,944,264
Richard Harries	214,545,924	472,131	351,513	14,944,264
Pat Gallagher	201,137,091	13,961,043	271,434	14,944,264
David Johnson	202,727,559	10,881,147	1,760,862	14,944,264
Chris Miskel	200,626,672	14,418,022	324,874	14,944,264
Ralph Nicoletti	212,362,114	2,672,455	334,999	14,944,264
Norman Rosenthal	208,179,145	6,857,339	333,084	14,944,264

	For	Against	Abstain
Auditor Ratification	216,032,271	12,595,217	1,686,344

	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	196,469,454	18,518,399	381,715	14,944,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 14, 2025	By:	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary